FOR IMMEDIATE RELEASE

Media Contact: Karen Lynn

Maytag Corporate Communications

(641) 787-8185

klynn2@maytag.com

MAYTAG ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2004 RESULTS

NEWTON, IOWA – (Jan. 28, 2005) – Maytag Corporation (NYSE:MYG) today reported fourth quarter consolidated sales of $1.16 billion, down 8.4 percent from sales of $1.27 billion in the same period last year. Net loss for the fourth quarter of 2004 was $14.1 million or 18 cents per share, compared to net income of $23.9 million or 30 cents per share a year ago. The fourth quarter of 2004 included 13 weeks, versus 14 weeks in the fourth quarter a year ago.

The fourth quarter included restructuring and related charges of 13 cents per share for the Galesburg closure and “One Company” reorganization, as well as 13 cents per share for reserves related to the early generation front-load washer litigation.

Unfavorable fourth quarter and year-over-year comparisons were caused primarily by lower Hoover floor care sales and margins and lower sales of vending equipment in Commercial Products, along with higher steel and energy-related costs.

The diluted earnings (loss) per share for the fourth quarter included the following:

	Three Months Ended
	January 1 2005	January 3 2004
Diluted Earnings (Loss) Per Share	$(0.18)	$0.30

Included in diluted earnings (loss) per share (net of tax) were the following items:
Restructuring and related charges - Galesburg	0.01	0.13
Restructuring and related charges - reorganization	0.12	—
Asset impairment	—	0.10
Front-load washer litigation	0.13	—
Loss on investment	—	0.09
Income from discontinued operations	—	(0.06)

For the full year 2004, Maytag’s sales were $4.72 billion, down 1.5 percent from $4.79 billion in 2003. Operating income was $40.3 million for 2004 versus $228.3 million for the prior year. Net loss for 2004 was $9 million or 11 cents per share, versus net income of $120.1 million, or $1.53 per share in 2003.

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The diluted earnings (loss) per share for the full year 2004 and 2003 included the following:

	Full Year Ended
	January 1 2005	January 3 2004
Diluted Earnings (Loss) Per Share	$(0.11)	$1.53

Included in diluted earnings (loss) per share (net of tax) were the following items:
Restructuring and related charges - Galesburg	0.30	0.42
Restructuring and related charges - reorganization	0.30	0.14
Asset impairment	—	0.10
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.29	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Gain on sale of property-Home Appliances	(0.10)	—
Loss on investment	—	0.09
Income from discontinued operations	—	(0.07)

Commenting on the fourth quarter and full year, Maytag Chairman and CEO Ralph Hake stated, “Higher raw material and energy costs significantly impacted our operating results for the quarter and the year. We have addressed our challenges head on, and have taken decisive steps to improve Maytag’s performance going forward. This includes completing our ‘One Company’ restructuring, which is expected to realize $150 million in annual savings.

“We had a cadence of new products in 2004 that continued our leadership in innovation with a 24-inch compact washer and dryer, the successful French door bottom-freezer refrigerator, the dual-fuel, double-oven free-standing range, the Maytag® Neptune® Drying Center and Maytag® Neptune® Top-Load high-efficiency washer, to name just a few. We expect to see the benefit of this 2004 product line-up, along with those planned for 2005, during this coming year.”

Maytag Services and Maytag International experienced double-digit revenue growth during 2004, with both becoming increasingly important to the overall business. Weakness in the vending industry produced a sales decline in Commercial Products, partially offset by improved performance in the Jade commercial cooking business.

Hake noted that the company experienced sequential volume growth in the floor care business in the fourth quarter, particularly with extractors and hard floor cleaners. “While more progress needs to be made, we are seeing some positive results from implementation of our floor care strategy, which includes cost reduction efforts and new product launches in uprights, extractors and bare floor cleaners,” Hake said.

Fourth quarter cash flow was favorably impacted by improvements in working capital levels, a result of lower inventories and higher accounts payable. Strong, positive cash flow enabled the company to increase cash

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and cash equivalents by approximately $107 million from the end of third quarter and approximately $158 million from the end of 2003.

Commenting on earnings expectations for 2005, Hake said the company is lowering its earnings guidance for 2005 as a result of lower revenue generation in the fourth quarter 2004 and recent distribution announcements that occurred in January. The company expects reported earnings per share in 2005 of $1.10 to $1.30, including about 5 cents in restructuring charges. Previously, the company noted that 2005 guidance for reported earnings per share were expected to be in the range of $1.50 to $1.60, including about 5 cents in restructuring charges.

“It’s not business as usual for Maytag,” Hake said. “We’re a leaner organization that’s becoming more responsive on all levels. We expect to benefit in the coming year from our ‘One Company’ cost reductions and our stream of innovative products, including the new Maytag 27-inch washer and dryer, Jenn-Air suite of reflective glass appliances, the FloorMate™ hard floor cleaner, and a premium upright introduction, among others. As we work through the first quarter, we also expect to benefit from favorable pricing initiatives, which were announced late last year.”

Maytag Corporation is a leading producer of home and commercial appliances. Its products are sold to customers throughout North America and in international markets. The corporation’s principal brands include Maytag®, Hoover®, Jenn-Air®, Amana®, Dixie-Narco® and Jade®.

Quarterly Conference Call

Maytag will host a conference call today at 8:30 a.m. CT (9:30 a.m. ET) to discuss its performance with members of the financial community. During the call, Hake and CFO George Moore will comment on various aspects of the results and answer questions.

Persons wishing to participate in the call should telephone 800-428-0426 at 8:20 a.m. CT (international participants should dial 212-346-7474.) The conference call will be recorded and available by telephone from 10:30 a.m. CT Jan. 28 until 10:30 a.m. CT Feb. 1. Persons interested in listening to the conference call tape should call 800-633-8284 (or internationally 402-977-9140) and use access code number 21228049.

Additionally, Maytag’s conference call will be distributed live over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). The audio webcast can also be accessed through Maytag’s Web site, www.maytagcorp.com, by clicking on the “Corporate News Center” and then “Conference Calls.” Replays will be available on both the Maytag and CCBN Web sites.

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Forward-Looking Statements: Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. For a description of such factors, refer to “Forward-Looking Statements” in the Management’s Discussion and Analysis section of Maytag’s Annual Report on Form 10-K for the year ended January 3, 2004, and each quarter’s 10-Q.

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FOURTH QUARTER SALES AND EARNINGS COMPARISON (UNAUDITED)

NET SALES (in thousands)
	2004	2003	% Change
Home Appliances	$1,112,467	$1,214,929	(8.4)
Commercial Products	51,880	56,771	(8.6)

Consolidated	$1,164,347	$1,271,700	(8.4)

OPERATING INCOME (LOSS) (in thousands)
	2004	2003	% Change
Home Appliances	$(4,855)	$50,708	(109.6)
Commercial Products	(1,417)	(3,376)	(58.0)

Reported	$(6,272)	$47,332	(113.3)

Included in operating income (loss)
Restructuring and related charges-Home Appliances	$14,551	$14,471
Asset impairment-Home Appliances	—	11,217
Front-load washer litigation-Home Appliances	15,000	—
Restructuring and related charges-Commercial Products	298	—

	$29,849	$25,688

NET INCOME (LOSS) (in thousands)
	2004	2003	% Change
Reported	$(14,120)	$23,853	(159.2)

Included in net income (loss) (net of tax)
Restructuring and related charges	$10,024	$10,091
Asset impairment	—	7,578
Front-load washer litigation	10,125	—
Loss on investments	—	7,185
Income from discontinued operations	—	(4,910)

BASIC EARNINGS (LOSS) PER SHARE
	2004	2003	% Change
Reported	$(0.18)	$0.30	(158.7)

Included in basic earnings (loss) per share (net of tax)
Restructuring and related charges	$0.13	$0.13
Asset impairment	—	0.10
Front-load washer litigation	0.13	—
Loss on investments	—	0.09
Income from discontinued operations	—	(0.06)

Basic weighted-average shares outstanding (thousands)	79,336	78,714
DILUTED EARNINGS (LOSS) PER SHARE
	2004	2003	% Change
Reported	$(0.18)	$0.30	(158.9)

Included in diluted earnings (loss) per share (net of tax)
Restructuring and related charges	$0.13	$0.13
Asset impairment	—	0.10
Front-load washer litigation	0.13	—
Loss on investments	—	0.09
Income from discontinued operations	—	(0.06)

Diluted weighted-average shares outstanding (thousands)	79,336	78,964

TWELVE MONTHS SALES AND EARNINGS COMPARISON (2004 UNAUDITED)

NET SALES (in thousands)
	2004	2003	% Change
Home Appliances	$4,458,696	$4,498,655	(0.9)
Commercial Products	262,842	293,211	(10.4)

Consolidated	$4,721,538	$4,791,866	(1.5)

OPERATING INCOME (LOSS) (in thousands)
	2004	2003	% Change
Home Appliances	$47,465	$212,274	(77.6)
Commercial Products	(7,117)	16,019	(144.4)

Reported	$40,348	$228,293	(82.3)

Included in operating income (loss)
Restructuring and related charges-Home Appliances	$69,310	$64,714
Asset impairment-Home Appliances	—	11,217
Front-load washer litigation-Home Appliances	33,500	—
Gain on sale of property	(9,711)	—
Restructuring and related charges-Commercial Products	448	215
Goodwill impairment-Commercial Products	9,600	—

	$103,147	$76,146

NET INCOME (LOSS) (in thousands)
	2004	2003	% Change
Reported	$(9,006)	$120,133	(107.5)

Included in net income (loss) (net of tax)
Restructuring and related charges	$47,087	$43,866
Asset Impairment	—	7,578
Goodwill impairment-Commercial Products	9,600	—
Front-load washer litigation	22,613	—
Adverse judgment on pre-acquisition distributor lawsuit	7,091	—
Gain on sale of property	(7,769)	—
Loss on investments	—	7,185
Income from discontinued operations	(339)	(5,755)

BASIC EARNINGS (LOSS) PER SHARE
	2004	2003	% Change
Reported	$(0.11)	$1.53	(107.4)

Included in basic earnings (loss) per share (net of tax)
Restructuring and related charges	$0.60	$0.56
Asset Impairment	—	0.10
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.29	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Gain on sale of property	(0.10)	—
Loss on investments	—	0.09
Income from discontinued operations	—	(0.07)

Basic weighted-average shares outstanding (thousands)	79,078	78,537

DILUTED EARNINGS (LOSS) PER SHARE
	2004	2003	% Change
Reported	$(0.11)	$1.53	(107.5)

Included in diluted earnings (loss) per share (net of tax)
Restructuring and related charges	$0.60	$0.56
Asset Impairment	—	0.10
Goodwill impairment-Commercial Products	0.12	—
Front-load washer litigation	0.29	—
Adverse judgment on pre-acquisition distributor lawsuit	0.09	—
Gain on sale of property	(0.10)	—
Loss on investments	—	0.09
Income from discontinued operations	—	(0.07)

Diluted weighted-average shares outstanding (thousands)	79,078	78,746

MAYTAG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Fourth Quarter Ended		Twelve Months Ended
	January 1 2005	January 3 2004	January 1 2005	January 3 2004
	(unaudited)	(unaudited)	(unaudited)
Net sales	$1,164,347	$1,271,700	$4,721,538	$4,791,866
Cost of sales	1,021,640	1,047,300	4,061,319	3,932,335

Gross profit	142,707	224,400	660,219	859,531
Selling, general and administrative expenses	119,130	151,380	507,013	555,092
Restructuring and related charges	14,849	14,471	69,758	64,929
Asset impairment	—	11,217	—	11,217
Goodwill impairment-Commercial Products	—	—	9,600	—
Front-load washer litigation	15,000	—	33,500	—

Operating income (loss)	(6,272)	47,332	40,348	228,293
Interest expense	(15,431)	(11,977)	(56,274)	(52,763)
Loss on investments	—	(7,185)	—	(7,185)
Adverse judgment on pre-acquisition distributor lawsuit	—	—	(10,505)	—
Other income (loss)	(2,135)	2,150	5,113	4,415

Income (loss) from continuing operations before income taxes	(23,838)	30,320	(21,318)	172,760
Income taxes (benefit)	(9,718)	11,377	(11,973)	58,382

Income (loss) from continuing operations	(14,120)	18,943	(9,345)	114,378
Income from discontinued operations, net of tax	—	4,910	339	5,755

Net income (loss)	$(14,120)	$23,853	$(9,006)	$120,133

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$(0.18)	$0.24	$(0.12)	$1.46
Discontinued operations	—	0.06	—	0.07
Net income (loss)	$(0.18)	$0.30	$(0.11)	$1.53

Basic weighted-average shares outstanding	79,336	78,714	79,078	78,537

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(0.18)	$0.24	$(0.12)	$1.45
Discontinued operations	—	0.06	—	0.07
Net income (loss)	$(0.18)	$0.30	$(0.11)	$1.53

Diluted weighted-average shares outstanding	79,336	78,964	79,078	78,746

Earnings per share totals may not be additive due to rounding

MAYTAG CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 1 2005	January 3 2004
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$164,276	$6,756
Accounts receivable - net	629,901	596,832
Inventories	515,321	468,345
Deferred income taxes	55,862	63,185
Other current assets	80,137	94,030
Discontinued current assets	—	75,175

Total current assets	1,445,497	1,304,323

Noncurrent assets	653,365	612,546
Discontinued noncurrent assets	—	60,336

Total noncurrent assets	653,365	672,882

Property, plant and equipment	921,162	1,046,935

Total assets	$3,020,024	$3,024,140

LIABILITIES AND SHAREOWNERS’ EQUITY

Current liabilities
Accounts payable	$545,901	$466,734
Accrued liabilities	358,119	315,323
Notes payable and current portion of long-term debt	6,043	95,994
Discontinued current liabilities	—	105,739

Total current liabilities	910,063	983,790

Long-term debt, less current portion	972,568	874,832

Postretirement benefit liability	531,995	538,105

Accrued pension cost	496,480	398,495

Other noncurrent liabilities	183,942	144,341

Total discontinued noncurrent liabilities	—	18,766

Shareowners’ equity	(75,024)	65,811

Total liabilities and shareowners’ equity	$3,020,024	$3,024,140

MAYTAG CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Twelve Months Ended
	January 1 2005	January 3 2004
	(unaudited)
Operating activities
Net income (loss)	$(9,006)	$120,133
Net income from discontinued operations	(339)	(5,755)
Loss on investments	—	7,185
Asset impairment	—	11,217
Depreciation and amortization	169,782	165,785
Deferred income taxes	(6,490)	56,660
Gain on sale of property	(9,711)	—
Restructuring and related charges, net of cash	36,859	45,939
Goodwill impairment-Commercial Products	9,600	—
Front-load washer litigation, net of cash paid	23,092	—
Adverse judgment on pre-acquisition distributor lawsuit	10,505	—
Change in working capital	(948)	110,299
Pension expense	63,024	64,779
Pension contributions	(94,324)	(268,119)
Postretirement benefit liability	(6,110)	20,595
Other	85,021	25,664

Net cash provided by continuing operating activities	270,955	354,382

Investing activities
Proceeds from business disposition, net of transaction costs	11,248	16,168
Settlement of Amana purchase contract	—	11,939
Proceeds from property disposition, net of transaction costs	14,251	—
Capital expenditures-continuing operations	(94,420)	(199,300)

Investing activities-continuing operations	(68,921)	(171,193)

Financing activities
Net proceeds (reduction) in financing obligations	6,988	(127,592)
Dividends	(56,899)	(56,524)
Other	5,198	(543)

Financing activities-continuing operations	(44,713)	(184,659)

Effect of exchange rates	199	120

Increase (decrease) in cash and cash equivalents	157,520	(1,350)
Cash and cash equivalents at beginning of period	6,756	8,106

Cash and cash equivalents at end of period	$164,276	$6,756